Exhibit 99.1

Contact: Roger Hopkins , Chief Accounting Officer
Phone:    (615) 890-9100

NHI Announces Second Quarter Earnings Release and Conference Call Dates

MURFREESBORO, Tenn.--(July 20, 2015)-- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the second quarter ended June 30, 2015. NHI plans to issue its earnings release for the second quarter after the market closes on Wednesday, August 5, 2015, and will host a conference call on Thursday, August 6, 2015 at 10 a.m. ET. The number to call for this interactive teleconference is (212) 231-2913 with the confirmation number, 21772565.

The live broadcast of NHI’s second quarter conference call will be available online at www.nhireit.com as well as https://www.webcaster4.com/Webcast/Page/633/9656 on Thursday, August 6, 2015, at 10 a.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.